Exhibit 10.57

One Post Office Square Boston Massachusetts 02109 Tel +1 617 523 8000 fax +1 312 601 1783

167 Sidney Street

Renewal LOI

Idera Pharmaceuticals

September 20, 2016

Tenant:	Idera Pharmaceuticals
Landlord:	Alexandria Real Estate Equities (ARE-MA Region NO. 23, LLC)
Building:	167 Sidney Street, Cambridge, MA
Premises:	26,589 rentable square feet (“RSF”) consisting of the entire Building.
Commencement:	September 1, 2017
Term:	Five (5 years) expiring August 31, 2022
Base Rental Rate:	$63.00 per RSF NNN, increasing by 3% on each anniversary of Commencement.
Tax, Operating Expenses and Utilities:

Per the existing Lease, with the exception of the following related to Operating Expenses: Landlord to provide an estimated annual budget for review by Tenant. When Landlord is responsible for unforeseen repairs and it is practical, Landlord shall provide a detailed estimate of work to be performed for review by Tenant. Tenant shall pay an Administrative Fee as additional rent equivalent to 2% of the Base Rent.

Landlord Work:	Landlord shall remedy the existing issues with the Building HVAC systems at Landlord’s sole cost in general accordance with the attached scope of work document (Exhibit A).
Tenant Improvements:	Landlord shall provide $10/RSF to be applied towards Tenant’s leasehold improvements to the Premises.

Tenant shall have the right to perform/manage its own leasehold improvement work, in which case, Landlord shall not charge any project management or oversight fees. Tenant shall have the right to choose its own architect and contractors to perform the work, subject to Landlord approval per the lease.

Renewal Options:	One (1) five (5) year extension option.
Parking:	Per existing Lease.
Signage:	Per the existing Lease.
Security Deposit:	Per existing Lease.

Tucker Hansen | JLL

Managing Director

+1 617 316 6492

tucker.hansen@am.jll.com

One Post Office Square Boston Massachusetts 02109 Tel +1 617 523 8000 fax +1 312 601 1783

Brokerage:

It is understood that JLL (“Broker”) shall be the only recognized broker in this proposed transaction. Should a lease amendment be signed, Landlord shall pay Broker a market based fee per a separate agreement.

Qualifications:

This letter is not contractually binding on the parties and is only an expression of the basic terms and conditions to be incorporated in a formal written lease amendment agreement, along with other terms to be negotiated by the parties. Neither party may rely on this letter as creating any legal obligation of any kind.

AGREED & ACCEPTED:		AGREED & ACCEPTED:

IDERA PHARMACEUTICALS		ARE-MA REGION NO. 23, LLC

By:	Louis J. Arcudi, III	By:	Eric Johnson
Title:	CFO	Title:	SVP RE Legal Affairs
Date:	9/30/2016	Date:	9/30/2016

Tucker Hansen | JLL

Managing Director

+1 617 316 6492

tucker.hansen@am.jll.com

Exhibit A

167 Sidney St

Mechanical Equipment Upgrade

The Landlord will replace or retrofit certain existing HVAC equipment related to the building operations. The equipment listed below is sized sufficiently to meet the MEP design requirements of the existing fit-up in the building. The existing equipment has been evaluated by landlord mechanical contractor. Based on mechanical contractor’s findings, the existing equipment is currently functioning as specified. The equipment to be replaced or retrofitted is based on expected life cycle conditions for a laboratory and office uses.

Equipment to be replaced:

•	Two (2) boilers located in existing boiler room. The boilers will be sized to feed the existing reheat loads and new RTU’s hot water pre heat coils.
•	Four (4) roof top units (RTU’s) specialty DX unit to include hot water coils pre heat coils.
•	One (1) additional boiler to be located in existing boiler room to enable additional redundancy in hot water system.

Equipment to be retrofitted:

•	Lab exhaust: inspect for issues, replace parts as required and confirm controlling in preferred manner for efficiency.

Services to be provided in conjunction with Equipment Replacement/Retrofits:

•

Balancing of whole building and reprogramming of the Building Management System. Tie 2nd floor HVAC system into overall BMS system. As part of the balancing of the building, LL will evaluate options for reducing noise for air-return outside of office 1060. Any work required may, or may not, be part of the scope of Landlord work.